UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia		22611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Cary Claytor as a new director of the Company, effective immediately. Ms. Claytor is the President of H.N. Funkhouser, Inc., a graduate of the University of Richmond and a Certified Public Accountant. H.N. Funkhouser, Inc. is a major distributor of petroleum products and owns and operates several Handy Mart convenience stores in the Northern Shenandoah Valley of Virginia. Ms. Claytor has been employed with H.N. Funkhouser, Inc. since in 2002. She is very active in the community of Winchester and Frederick County, Virginia. Ms. Claytor is an officer and member of the Winchester/Frederick County Rotary Club and a board member of the Mount Hebron Cemetery.

Ms. Claytor has been named to the Audit committee of the Board of Directors. As of the effective date of her appointment, Ms. Claytor will be entitled to the same compensation as the other directors, including board meeting and committee fees for each meeting attended and annual stock grants, as described in the Company’s Proxy Statement filed in connection with the 2017 Annual Meeting of Shareholders.

Item 8.01	Other Events

On January 17, 2018, the Registrant issued a press release announcing the board of directors’ declaration of a cash dividend payable February 16, 2018. A copy of the company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

99.1	Press release dated January 17, 2018.

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2018

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Vice President and CFO

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